EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made and entered into as of April 1, 2012, by and between GAME PLAN HOLDINGS, INC., a Nevada corporation (hereinafter referred to as the "Company")  and CHRISTINA MABANTA-HAZZARD, an individual (hereinafter referred to as "Consultant") (collectively, the “Parties”).

RECITALS

WHEREAS, Consultant has training and experience pertaining to business management, accounting and bookkeeping; and

WHEREAS, the Company desires to use Consultant’s experience and training to assist with various projects.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

1.	CONSULTING SERVICES

Attached hereto as Exhibit A and incorporated herein by this reference is a description of the services to be provided by Consultant hereunder (the "Consulting Services).

2.	TERM OF AGREEMENT

This Agreement shall be in full force and effect commencing upon the date hereof and Consultant’s services to the Company shall be “at-will,” terminable by either party at any time and for any reason or no reason.

3.	TIME DEVOTED BY CONSULTANT

It is anticipated that Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder. The Company understands that this amount of time may vary and that Consultant may perform Consulting Services for other companies so long as such companies are not in direct competition with the business and products of the Company.

4.	PLACE WHERE SERVICES WILL BE PERFORMED

Consultant will perform most services in accordance with this Agreement at Consultant's offices. In addition, Consultant will perform services on the telephone and at such other place(s) as necessary to perform these services in accordance with this Agreement.

5.	COMPENSATION TO CONSULTANT

Consultant's compensation for the Consulting Services shall be as set forth in Exhibit B attached hereto and incorporated herein by this reference.

6.	INDEPENDENT CONTRACTOR

Both the Company and Consultant agree that Consultant will act as an independent contractor in the performance of her duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company.

7.	CONFIDENTIAL INFORMATION

Consultant acknowledges that he will have access to proprietary information regarding the Company’s business and agrees to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the Company’s prior written consent. It is hereby agreed that from time to time Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement.

8.	COVENANTS OF CONSULTANT

Consultant covenants and agrees with the Company that, in performing Consulting Services under this Agreement, Consultant will:

(a)    Comply with all federal and state laws;

(b)    Not make any representations other than those authorized by the Company; and

(c)    Not publish, circulate or otherwise use any materials other than materials provided by or otherwise approved by the Company.

9.	MISCELLANEOUS

(a)    In the event of a dispute related to or arising from the terms of this Agreement: (i) such dispute shall be resolved before the American Arbitration Association in Las Vegas, Nevada and (ii) the prevailing party shall be entitled to all attorneys’ fees and costs.

(b)    This Agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

(c)    This Agreement contains the entire understanding of the Parties and supersedes all prior agreements between them.

(d)    This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Nevada.

(e)    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

(f)    If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable.  This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

(g)    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

GAME PLAN HOLDINGS, INC.	CHRISTINA MABANTA-HAZZARD

/s/Charles Hazzard By: Charles Hazzard Its: CEO	/s/ Christina Mabanta-Hazzard

EXHIBIT A
DESCRIPTION OF CONSULTING SERVICES

Consultant shall perform the following services pursuant to the terms of this Agreement:

(1)    Holding the position of Chief Financial and Accounting Officer and associated services, including but not limited to:

(a)    advising on and assisting in the bookkeeping, accounting and related processes;

(b)    managing and approving proposed accounting procedures and policies; and

(c)    developing and managing the accounting process, including ensuring compliance with federal and state securities and accounting regulations and policies; and

The above services will be further defined and delineated by the Company’s board of directors from time to time as necessary.

EXHIBIT B
TERMS OF COMPENSATION

Consultant’s compensation hereunder shall be as follows:

1.   Consulting Fees.  A monthly fee of $2,500 shall be paid to Consultant on the first day of each month in the form of restricted common stock of the Company. The number of shares of common stock shall be determined based on the weighted average closing price of the Company’s common stock for the five trading days preceding the first of each month.  The Company shall deliver to Consultant a stock certificate for accrued stock every six months.